UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

Not Applicable

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On March 3, 2014, The Pantry, Inc. issued the following press release:

THE PANTRY URGES STOCKHOLDERS TO VOTE THE WHITE PROXY CARD TODAY

CARY, N.C. – March 3, 2014 – The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today issued the following statement in response to a report by Institutional Stockholder Services (ISS) regarding The Pantry’s 2014 Annual Meeting of Stockholders, which is scheduled for March 13, 2014:

We strongly believe that ISS reached the wrong conclusion in failing to recommend that stockholders elect all of The Pantry’s highly qualified and experienced director nominees. The Board’s director nominees are actively engaged and together possess significant retail, convenience store, consumer packaged goods, foodservice, fuel and financial experience—all areas that are highly relevant and critical to The Pantry’s business. Furthermore, since the Board installed the Company’s leadership team led by President and CEO Dennis Hatchell, The Pantry has successfully executed plans to improve performance and unlock the potential of our powerful convenience store platform.

Robert F. Bernstock, Edwin J. Holman and Thomas M. Murnane have meaningful experience and insight that surpasses anything offered by the dissident nominees. Mr. Bernstock has significant operating experience from his roles as President and Chief Operating Officer of The Scott’s Miracle Gro Company and President and CEO of Vlasic Foods International, and extensive board experience from his service on the boards of NutriSystem, Verticalnet and First Brands Corporation. Mr. Holman has substantial retail, executive and operating experience, notably through his role as President and CEO of Galyan’s Trading Company, Inc., and has served on multiple public company boards, including those of La-Z-Boy, Inc. and OfficeMax, Inc. Mr. Murnane has more than 35 years of experience advising a variety of retailers, and diverse board experience that includes service on the boards of Pacific Sunwear of California and Captaris. These three individuals have been instrumental in the formation and execution of The Pantry’s current value creation strategy, and their expertise will be a significant asset in the continued implementation of this strategy.

In contrast, the Company believes that the dissident group brings neither expertise nor insight to the table. None of the nominees has any relevant experience in convenience stores, QSRs or fuel, and only one has any executive experience at a public company. We believe the dissident nominees lack the required skill and experience to serve on The Pantry’s Board and, if elected, would undermine the significant progress the Board and management team have been making on the Company’s strategic plan. The dissident group still has not outlined any constructive steps to enhance the Company’s strategy and has been unable to demonstrate how its director nominees would do anything to improve the value of stockholders’ investment in The Pantry beyond what the Board and management team have clearly articulated and are successfully executing.

Under the direction of an outstanding management team and the oversight of an engaged and knowledgeable Board, the Company is solidly positioned to continue delivering results and creating value for all stockholders. Now is not the time to diverge from this plan. We strongly urge all The Pantry stockholders to protect the value of their investment by voting “FOR” all of our director candidates on the WHITE proxy card today.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to sign any Gold proxy card sent to you by JCP Investment Management, LLC.

If you have already done so, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. If you hold your shares in Street-name, your custodian may also enable voting by telephone or by Internet—please follow the simple instructions provided on your WHITE proxy card.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, the potential cost and management distraction attendant to the dissident group’s nomination of director nominees at the 2014 Annual Meeting of Stockholders, the ability of management to increase profitability as a result of technology enhancements, cost management efforts and store remodels, and new store openings and acquisitions. These and other risk factors are discussed in the Company’s most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission (the “SEC”), and should be considered carefully. Readers are cautioned not to place undue reliance on such forward looking statements. In addition, the forward-looking statements included in this letter are based on the Company’s estimates and plans as of March 2, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Important Additional Information

The Pantry has filed a definitive proxy statement and form of white proxy card with the SEC on February 13, 2014 and commenced mailing the definitive proxy statement and white proxy card to The Pantry’s stockholders in connection with its 2014 Annual Meeting of Stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY

CONTAIN IMPORTANT INFORMATION. The Pantry, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with The Pantry’s 2014 Annual Meeting of Stockholders. Stockholders may obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

The Pantry, Inc.

Andrew Hinton, 919-774-6700

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833

Joele Frank, Wilkinson Brimmer Katcher

Matt Sherman / Andrew Siegel, 212-355-4449